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                                                                      EXHIBIT 21




NZ SUBSIDIARIES


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SUBSIDIARY OF REGISTRANT                   STATE OF INCORPORATION      DBA: NAMES
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
NZ Development Corporation                         Arizona             NZ Development Corporation
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NZ Properties, Inc.                                Arizona             NZ Properties, Inc., Brentwood
                                                                       Gardens Apartments, Apple Ridge
                                                                       Apartments, Montana Meadows
                                                                       Apartments, Wildwood Apartments
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NZU Inc.                                         New Mexico            NZU Inc.
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Bridge Financial Corporation                       Arizona             Bridge Financial Corporation
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Great Vacations International, Inc.                Arizona             Great Vacations International,
                                                                       Inc., Seven Canyons of Sedona
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